UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 13, 2015
(Date of earliest event reported)

HotApp International Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-192647	47-4742558
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

4800 Montgomery Lane
 Suite 450
Bethesda MD 20814
 (Address of Principal Executive Offices)

202.524.6869
 (Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry of a Material Definitive Agreement.

On July 13, 2015, the Company entered into a Loan Conversion Agreement with Singapore eDevelopment Limited (“SeD”), the Company’s major shareholder, pursuant to which SeD converted outstanding loans made to the Company into common stock of the Company at a rate of $5.00 per share (rounded to the nearest full share). The total amount converted consists of outstanding principal in the amount of $5,250,553.92 Singapore Dollars (or $3,888,435.10 USD as of exchange rate on July 10, 2015) which amount was evidenced by a promissory note in favor of SeD effective December 28, 2014 (“SeD Promissory Note”).  The Sed Promissory Note was non-interest bearing.   The principal amount of $3,888,435.10 was converted to common stock of the Company, and in exchange, SeD will receive 777,687 shares of common stock of the Company.    Pursuant to the Loan Conversion agreement, the SeD Promissory Note was cancelled and satisfied in full.

After giving effect to the conversion, SeD common stock ownership in the Company will increase from 5,024,000 common shares (or 97.9% of the total issued outstanding common shares) to 5,801,687 (or 98.17% of the total issued outstanding common shares).

The Loan Conversion Agreement is attached as an exhibit to this Form 8-K. The description herein of the Loan Conversion Agreement is qualified in its entirety by reference to the attached exhibit.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Incorporation by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	File Date	Filed herewith

10.6	Loan Conversion Agreement dated July 13, 2015 by and between the Company and Singapore eDevelopment Limited.					X

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HotApp International Inc.

July 15, 2015	By:	/s/ Chan Heng Fai
Chan Heng Fai
Chief Executive Officer